UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015 (January 21, 2015)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On January 21, 2015, BancorpSouth, Inc. (the “Company”) issued a news release announcing its financial results for the fourth quarter and year ended December 31, 2014. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference in its entirety.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

The Company will conduct a conference call at 10:00 a.m. (Central Time) on January 22, 2015 to discuss its financial results for the fourth quarter and year ended December 31, 2014. A copy of the presentation to be used for the conference call is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01.  Other Events.

As previously disclosed in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2014, the Consumer Financial Protection Bureau (the “CFPB”) issued a series of inter-related Civil Investigative Demands to BancorpSouth Bank (the “Bank”) seeking documents and information regarding the Bank’s fair lending program. The United States Department of Justice (the “DOJ”) also initiated a related investigation of the Bank pursuant to which it has requested the same documents and information. The Company and the Bank have voluntarily provided documents and other information to, and are cooperating with each of, the CFPB and the DOJ with regard to these investigations.

The Bank has since received notification from the CFPB that the staff of the CFPB is considering whether to recommend to the CFPB’s Office of Enforcement public enforcement action against the Bank and a referral to the DOJ for alleged violations of the Equal Credit Opportunity Act of 1974. The Company and the Bank intend to timely respond to the CFPB as to why the Bank believes that (i) the practices of its fair lending program are lawful, and (ii) the CFPB should not commence enforcement action against the Bank.

If the CFPB and/or the DOJ determine to bring public enforcement actions, such actions could include demands for civil money penalties and/or assessments, changes to certain of the Bank’s business practices and/or compliance programs, enhanced monitoring and/or customer restitution. The Company and the Bank are unable at this time to determine the terms on which these investigations will be resolved or the timing of such resolution or to estimate reliably the amounts, or range of possible amounts, of any fines, penalties and/or restitution if enforcement action is taken against the Bank.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1     News release issued on January 21, 2015 by BancorpSouth, Inc.

Exhibit 99.2     Presentation for conference call to be conducted by BancorpSouth, Inc. on January 22, 2015

Forward Looking Statements

Certain statements contained in this Report may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those statements relating to the intention of the Company and the Bank to timely respond to the CFPB, the possible consequences that may stem from any public enforcement action brought by the CFPB and/or the DOJ and the possible resolutions to any such public enforcement actions.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this Report, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the time and resources needed to timely respond to the CFPB and the uncertainty regarding the consequences of, and resolutions to, any public enforcement action that may be brought by the CFPB and/or the DOJ. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: January 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued on January 21, 2015 by BancorpSouth, Inc.

99.2	Presentation for conference call to be conducted by BancorpSouth, Inc. on January 22, 2015